UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2022

Franklin BSP Capital Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01360	85-2950084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6700

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2022, FBCC Lending I, LLC (the “Subsidiary”), a wholly-owned, special purpose financing subsidiary of Franklin BSP Capital Corporation (the “Corporation”) entered into a third amendment to that certain loan and servicing agreement (as amended and together with any other documents executed in connection therewith, the “Amended Credit Facility”), initially entered into as of March 15, 2021, by and among the Corporation, the Subsidiary, Franklin BSP Capital Adviser L.L.C., Morgan Stanley Asset Funding, Inc., as administrative agent, Morgan Stanley Bank, N.A., as lender, and U.S. Bank National Association as collateral agent, account bank and collateral custodian. The Amended Credit Facility, among other things, increases the maximum permissible borrowings under the Amended Credit Facility to $300 million from $250 million on a committed basis, transitions the benchmark rate to Adjusted Term SOFR and includes the Canadian Imperial Bank of Commerce as a lender under the Amended Credit Facility.

The foregoing description of the Amended Credit Facility as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Amended Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Capital Corporation

Date: February 1, 2022	By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer and Treasurer